UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2016

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 2, 2016, Columbia Property Trust (the "Company") held its annual meeting of stockholders. The following matters were submitted to the stockholders for a vote:

The Company's stockholders elected the following individuals to its board of directors to serve until the 2017 annual meeting of the stockholders and until their successors are duly elected and qualified:

Name	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Carmen M. Bowser	64,922,199	6,216,961	33,976,146
Charles R. Brown	64,703,201	6,435,959	33,976,146
Richard W. Carpenter	64,395,989	6,743,171	33,976,146
John L. Dixon	64,549,246	6,589,914	33,976,146
David B. Henry	64,790,043	6,349,117	33,976,146
Murray J. McCabe	64,205,582	6,933,578	33,976,146
E. Nelson Mills	64,892,321	6,246,839	33,976,146
Michael S. Robb	64,582,166	6,556,994	33,976,146
George W. Sands	64,884,719	6,254,441	33,976,146
Thomas G. Wattles	64,909,062	6,230,098	33,976,146

The Company's stockholders voted to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2016, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
98,618,477	368,692	6,128,137

The Company's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
62,908,921	1,822,902	6,407,337	33,976,146

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

May 3, 2016	By:	/s/ James A. Fleming
James A. Fleming
Principal Financial Officer